Exhibit 99.1

Sight Sciences Reports Fourth Quarter and Full Year 2025 Financial Results and

Initiates Full Year 2026 Financial Guidance

MENLO PARK, Calif., March 4, 2026 (GLOBE NEWSWIRE) -- Sight Sciences, Inc. (Nasdaq: SGHT) ("Sight Sciences" or the "Company"), an eyecare technology company focused on developing and commercializing innovative, interventional technologies intended to transform care and improve patients’ lives, today reported financial results for the fourth quarter and full year ended December 31, 2025 and initiated financial guidance for full year 2026.

Recent Financial Highlights

•
Generated fourth quarter 2025 total revenue of $20.4 million, an increase of 7% compared to the same period in the prior year, and full year 2025 total revenue of $77.4 million, a decrease of 3% compared to full year 2024.

•
Achieved total gross margin of 87% in the fourth quarter of 2025 compared to 87% in the same period in the prior year, and full year 2025 total gross margin of 86% compared to 85% in full year 2024.

•
Achieved a full year 2025 operating expense reduction of 13% compared to full year 2024 and a full year 2025 non-GAAP adjusted operating expense1,2 reduction of 13% compared to full year 2024.

•
Reduced cash usage to $0.4 million in the fourth quarter 2025, reflecting continued operating discipline. Cash and cash equivalents totaled $92.0 million as of December 31, 2025.

Management Commentary

“We closed the year with a solid fourth quarter, where we returned to growth in Interventional Glaucoma, demonstrated encouraging commercial traction following significant reimbursement milestones in Interventional Dry Eye, and continued our disciplined expense and cash management,” said Paul Badawi, Co-Founder and CEO of Sight Sciences. “These achievements underscore the strength of our interventional technologies and commercial infrastructure in the large and growing glaucoma and dry eye markets. In 2026, we remain focused on building a leading interventional eye care company and leveraging the complementary nature of our two interventional businesses to drive synergistic growth with a pathway toward cashflow breakeven.”

Fourth Quarter 2025 Financial Results

Revenue for the fourth quarter of 2025 was $20.4 million, an increase of 7% compared to the same period in the prior year. Interventional Glaucoma revenue was $19.7 million, an increase of 5% compared to the same period in the prior year. This improvement was primarily driven by an increase in both ordering accounts and average selling prices. Interventional Dry Eye revenue was $0.7 million, an increase from $0.3 million in the same period in the prior year, primarily due to increased average selling prices.

Gross profit for the fourth quarter of 2025 was $17.8 million compared to $16.6 million in the same period in the prior year. Gross margin for the fourth quarter of 2025 was 87%, compared to 87% in the same period in the prior year. Interventional Glaucoma gross margin in the fourth quarter of 2025 increased to 88%, compared to 87% in the same period in the prior year, primarily due to higher average selling prices and product mix, slightly offset by tariff costs. Interventional Dry Eye gross margin in the fourth quarter of 2025 increased to 68%, from 51% in the same period in the prior year, primarily due to higher average selling prices.

Total operating expenses were $21.5 million in the fourth quarter of 2025, representing a 25% decrease compared to $28.5 million in the same period in the prior year, primarily due to lower personnel-related expenses and stock-based compensation. Research and development expenses were $2.4 million in the fourth quarter of 2025 compared to $4.3 million in the same period in the prior year, representing a 43% decrease. Selling, general, and administrative expenses were $19.0 million in the fourth quarter of 2025, compared to $24.2 million in the same period in the prior year, representing a 21% decrease. Adjusted operating expenses1,2 were $18.9 million in the fourth quarter of 2025, down from $24.4 million in the same period in the prior year, representing a 23% decrease.

Net loss was $4.2 million, or a loss of $0.08 per share, in the fourth quarter of 2025, compared to a net loss of $11.8 million, or a loss of $0.23 per share, in the same period in the prior year.

Full Year 2025 Financial Results

Revenue for full year 2025 was $77.4 million, a decrease of 3% compared to full year 2024. Interventional Glaucoma revenue was $75.7 million for full year 2025, flat compared to full year 2024. Interventional Dry Eye revenue was $1.6 million for full year 2025, compared to $4.0 million in full year 2024.

Gross profit for full year 2025 was $66.7 million compared to $68.3 million in full year 2024 primarily due to lower sales volume and product mix. Gross margin for full year 2025 was 86% compared to 85% in full year 2024. Interventional Glaucoma gross margin in full year 2025 was 87% compared to 88% in full year 2024, the decrease was primarily due to higher tariff costs. Interventional Dry Eye gross margin in full year 2025 increased to 59%, from 46% in full year 2024, primarily due to higher average selling prices.

Total operating expenses were $103.8 million in full year 2025, representing a 13% decrease compared to $118.8 million in full year 2024. The decrease was primarily due to lower personnel-related expenses, legal expenses and stock-based compensation. Research and development expenses were $14.6 million in full year 2025 compared to $18.0 million in full year 2024, representing a 19% decrease. Selling, general, and administrative expenses were $89.2 million in full year 2025, compared to $100.8 million in full year 2024, representing a 12% decrease. Adjusted operating expenses1,2 were $87.8 million in full year 2025, down from $101.3 million in full year 2024, representing a 13% decrease.

Net loss was $38.4 million, or a loss of $0.74 per share, for full year 2025, compared to a loss of $51.5 million, or a loss of $1.03 per share, for full year 2024.

Cash and cash equivalents totaled $92.0 million and total long-term debt was $40.0 million (before debt discount and amortized debt issuance costs) as of December 31, 2025, compared to $120.4 million and $40.0 million, respectively, as of December 31, 2024. Cash used in full year 2025 totaled $28.4 million, compared to $17.8 million in full year 2024.

2026 Financial Guidance

Sight Sciences expects its revenue for full year 2026 to range from $82 million to $88 million, representing growth of 6% to 14% compared to full year 2025. This revenue guidance includes Interventional Glaucoma segment revenue of $77 million to $81 million, representing growth of 2% to 7% and Interventional Dry Eye segment revenue of $5 million to $7 million, compared to $1.6 million in 2025.

The Company expects adjusted operating expenses1,3 for full year 2026 to range from $93 million to $96 million, representing an increase of 6% to 9% compared to 2025. This increase is primarily due to targeted investments in both business segments, including expanded market access efforts and additional commercial resources to scale the reimbursed dry eye market and the pseudophakic standalone glaucoma opportunity.

1 “Adjusted operating expenses” is a financial measure not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”, and therefore such a measure, is a “non-GAAP financial measure”), and is calculated as operating expenses less stock-based compensation expense, depreciation and amortization, restructuring costs, and other one-time costs. Please see the “Non-GAAP Financial Measures” section below for additional information.

2 A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures has been provided in the table titled "Non-GAAP to GAAP Reconciliation" attached to this press release.

3 Consistent with Securities and Exchange Commission (“SEC”) regulations, the Company has not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that may be made to the Company’s GAAP financial measures in calculating the non-GAAP financial measures.

Non-GAAP Financial Measures

Adjusted operating expenses, a non-GAAP financial measure, is presented in this press release to provide information that may assist investors in understanding the Company's financial and operating results. The Company believes this non-GAAP financial measure is an important performance indicator because it excludes items that are unrelated to, and may not be indicative of, the Company's core financial and operating results. This non-GAAP financial measure, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be an appropriate measure for comparing the performance of other companies relative to the Company. This non-GAAP financial measure is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measure in the future, it expects to calculate it using a consistent method from period to period.

Conference Call

Sight Sciences' management team will host a conference call today, March 4, 2026, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at www.sightsciences.com, on the Investors page in the News & Events section.

About Sight Sciences

Sight Sciences is an eyecare technology company focused on developing and commercializing innovative and interventional solutions intended to transform care and improve patients’ lives. Using minimally invasive or non-invasive approaches to target the underlying causes of the world’s most prevalent eye diseases, Sight Sciences seeks to create more effective treatment paradigms that enhance patient care and supplant conventional outdated approaches. The Company’s OMNI® Surgical System and OMNI® Edge Surgical System are implant-free, minimally invasive glaucoma surgery technologies indicated in the United States to reduce intraocular pressure in adult patients with primary open-angle glaucoma. The OMNI Surgical System is CE Marked for the catheterization and transluminal viscodilation of Schlemm’s canal and cutting of the trabecular meshwork to reduce intraocular pressure in adult patients with open-angle glaucoma. Glaucoma is the world’s leading cause of irreversible blindness. The SION® Surgical System is a bladeless, manually operated device used in ophthalmic surgical procedures to excise trabecular meshwork. The Company’s TearCare® System is 510(k) cleared in the United States for the application of localized heat therapy in adult patients with evaporative dry eye disease due to meibomian gland disease (MGD), enabling clearance of gland obstructions by physicians to address the leading cause of dry eye disease. Visit www.sightsciences.com for more information.

Sight Sciences, the Sight Sciences logo, TearCare, and SmartLids are trademarks of Sight Sciences registered in the United States. OMNI and SION are trademarks of Sight Sciences registered in the United States, European Union and other territories.

© 2026 Sight Sciences. All rights reserved.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include, but are not limited to, statements concerning our focus on advancing our strategic initiatives, including our focus in 2026 on building a leading interventional eye care company and leveraging the complementary nature of our two interventional businesses to drive synergistic growth with a pathway toward cashflow breakeven; 2026 revenue guidance; and 2026 adjusted operating expenses guidance, including primary factors impacting this guidance.

These statements often include words such as "anticipate," "expect," “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition, including without limitation changes to reimbursement coverage or payment decisions or reimbursement rates for our products; pricing pressure or changes in market share resulting from the evolving competitive landscape; the impact of tariffs on our products and the medical device industry generally; and disruptions to or increased costs associated with our supply chain, including as a result of having a limited number of suppliers. Should our underlying assumptions prove incorrect, actual results may differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. These forward-looking statements are subject to and involve numerous risks, uncertainties and assumptions, including those discussed under the caption “Risk Factors” in our filings with the SEC, as may be updated from time to time in subsequent filings, and you should not place undue reliance on these statements. These cautionary statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor contact:
Philip Taylor
Gilmartin Group
415.937.5406
Investor.Relations@Sightsciences.com

Media contact:

pr@SightSciences.com

SIGHT SCIENCES, INC.

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$91,965	$120,357
Accounts receivable, net of allowance for credit losses of $234 and $689 at December 31, 2025 and 2024, respectively	9,745	10,786
Inventory, net	7,767	6,325
Prepaid expenses and other current assets	3,257	2,306
Total current assets	112,734	139,774
Property and equipment, net	1,610	1,580
Operating lease right-of-use assets	438	935
Other noncurrent assets	518	550
Total assets	$115,300	$142,839
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,343	$1,691
Accrued compensation	6,074	9,680
Accrued and other current liabilities	3,610	4,097
Total current liabilities	11,027	15,468
Long-term debt	40,300	39,356
Other noncurrent liabilities	31	492
Total liabilities	51,358	55,316
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2025 and 2024, respectively	—	—
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 53,493,711 and 50,937,999 shares issued and outstanding as of December 31, 2025 and 2024, respectively	54	51
Additional paid-in-capital	448,611	433,769
Accumulated deficit	(384,723)	(346,297)
Total stockholders’ equity	63,942	87,523
Total liabilities and stockholders’ equity	$115,300	$142,839

SIGHT SCIENCES, INC.

Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenue	$20,385	$19,074	$77,363	$79,866
Cost of goods sold	2,597	2,513	10,697	11,581
Gross profit	17,788	16,561	66,666	68,285
Operating expenses:
Research and development	2,437	4,293	14,606	17,991
Selling, general and administrative	19,020	24,197	89,159	100,826
Total operating expenses	21,457	28,490	103,765	118,817
Loss from operations	(3,669)	(11,929)	(37,099)	(50,532)
Investment income	834	1,289	3,973	5,917
Interest expense	(1,289)	(1,161)	(5,142)	(4,662)
Loss on debt extinguishment	—	—	—	(1,962)
Other expense, net	(30)	(7)	(148)	(32)
Loss before income taxes	(4,154)	(11,808)	(38,416)	(51,271)
Provision for income taxes	8	38	10	236
Net loss and comprehensive loss	$(4,162)	$(11,846)	$(38,426)	$(51,507)
Net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.24)	$(0.74)	$(1.03)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	53,082,214	50,134,104	52,148,543	50,134,104

SIGHT SCIENCES, INC.

Gross Margin Disaggregation (Unaudited)

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenue
Interventional Glaucoma	$19,661	$18,770	$75,724	$75,902
Interventional Dry Eye	724	304	1,639	3,964
Total	20,385	19,074	77,363	79,866
Cost of goods sold
Interventional Glaucoma	2,368	2,364	10,030	9,448
Interventional Dry Eye	229	149	667	2,133
Total	2,597	2,513	10,697	11,581
Gross profit
Interventional Glaucoma	17,293	16,406	65,694	66,454
Interventional Dry Eye	495	155	972	1,831
Total	$17,788	$16,561	$66,666	$68,285
Gross margin
Interventional Glaucoma	88.0%	87.4%	86.8%	87.6%
Interventional Dry Eye	68.4%	51.0%	59.3%	46.2%
Total	87.3%	86.8%	86.2%	85.5%

SIGHT SCIENCES, INC.

GAAP to Non-GAAP Reconciliation (Unaudited)

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Operating expenses:
Total Operating expenses	$21,457	$28,490	$103,765	$118,817
Less: Stock-based compensation	(2,472)	(3,915)	(12,717)	(16,763)
Less: Depreciation & amortization	(108)	(176)	(487)	(712)
Less: Restructuring costs	—	—	(2,803)	—
Adjusted Operating Expenses(4)	$18,877	$24,399	$87,758	$101,342

4 Please see section titled "Non-GAAP Financial Measures" for additional information.

SIGHT SCIENCES, INC.

Supplemental Financial Measures (Unaudited)

	Three Months Ended December 31,
	2025	2024
Interventional Glaucoma active customers (5)	1,164	1,138
Interventional Dry Eye lid treatment units sold (6)	713	1,125
Interventional Dry Eye active customers (7)	81	83

5 “Interventional Glaucoma active customers” means the number of customers who ordered the OMNI Surgical System or the SION Surgical Instrument during the three months ended December 31, 2025 and 2024.

6 “Interventional Dry Eye lid treatment units sold” means the quantity of TearCare SmartLids® sold during the three months ended December 31, 2025 and 2024.

7 “Interventional Dry Eye active customers” means the number of customers who ordered lid treatment units during the three months ended December 31, 2025 and 2024.